UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 17, 2023
Date of Report (date of earliest event reported)

VIRTUS INVESTMENT PARTNERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10994		26-3962811
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

One Financial Plaza	Hartford	CT	06103
(Address of principal executive offices)			(Zip Code)
(800) 248-7971
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	VRTS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company held its 2023 annual meeting of shareholders (the “Annual Meeting”) on May 17, 2023. At the Annual Meeting, the Company’s shareholders approved an amendment and restatement of the Company’s Second Amended and Restated Certificate of Incorporation (as amended and restated, the “A&R Certificate of Incorporation”) to provide for the phased-in declassification of the Company’s Board of Directors (the “Board”) beginning in 2024. The A&R Certificate of Incorporation is more fully described on pages 26-27 of the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 5, 2023 (the “Proxy Statement”) in the section entitled “Item 5—Amendment and Restatement of Certificate of Incorporation to Provide for the Phased-In Declassification of the Board,” which pages are incorporated herein by reference. The A&R Certificate of Incorporation reflecting these revisions was filed with the Secretary of State of the State of Delaware on May 17, 2023 and went effective on that date.

The above description of the A&R Certificate of Incorporation is qualified in its entirety by reference to the text of the A&R Certificate of Incorporation, which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

As described in the Proxy Statement, the Board correspondingly amended and restated its Amended and Restated Bylaws (as amended and restated, the “A&R Bylaws”), which became effective on May 17, 2023. The A&R Bylaws similarly provide for the phased-in declassification of the Board beginning in 2024 as detailed on pages 26-27 of the Proxy Statement, which pages are incorporated herein by reference. The A&R Bylaws also provide for other administrative updates, including conforming Sections 1.03 (Notice of Meetings; Waiver) and 1.07 (Adjournment) with the applicable Delaware statutes.

The foregoing summary of the A&R Bylaws is qualified in its entirety by reference to the text of the A&R Bylaws, which is filed as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 5.07     Submission of Matters to a Vote of Security Holders.

The following proposals were voted on at the Annual Meeting, and the results regarding each proposal are set forth below:

Item 1. Election of Directors. The shareholders elected each of the nominees for Class III directors to hold office until the 2026 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified, or their earlier resignation or removal, as follows:

Director	For	Against	Withheld	Broker Non-Votes

George R. Aylward	5,895,545	—	121,003	550,962

Paul G. Greig	5,858,458	—	158,090	550,962

Item 2. Ratification of Appointment of Independent Registered Public Accounting Firm. The shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

For	Against	Abstain	Broker Non-Votes

6,406,690	158,234	2,586	—

Item 3. Advisory Vote on Executive Compensation. The shareholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes

5,889,950	113,888	12,710	550,962

Item 4. Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation. The frequency of future shareholder advisory votes on executive compensation received votes in the following manner: 5,430,100 votes cast for once every “1 year”; 2,681 votes for every “2 years”; 581,470 votes for every “3 years”; and 2,297 votes “Abstained.”

Based on these results and consistent with the previous recommendation of the Board, the Board has determined to hold an annual advisory (non-binding) vote on named executive officer compensation until the next required advisory (non-binding) vote on the frequency of future votes on named executive officer compensation, or until the Board otherwise determines that a different frequency for such advisory votes is in the best interest of the shareholders of the Company. The Company is required to hold advisory votes on frequency at least once every six years.

Item 5. Amend and Restate Certificate of Incorporation to Provide for the Phased-in Declassification of our Board of Directors. As disclosed above in Item 5.03, the shareholders approved the A&R Certificate of Incorporation to provide for the phased-in declassification of the Board beginning in 2024.

For	Against	Abstain	Broker Non-Votes

6,010,899	3,359	2,290	550,962

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits

3.1    Third Amended and Restated Certificate of Incorporation

3.2    Amended and Restated Bylaws

104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUS INVESTMENT PARTNERS, INC.

Dated:	May 18, 2023	By:	/s/ Wendy J. Hills
		Name:	Wendy J. Hills
		Title:	Executive Vice President, Chief Legal Officer, General Counsel and Secretary